UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025 (September 4, 2025)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Madison Ave., 20th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 28, 2025, MSD Investment Corp. (the “Company”), entered into that certain Commitment Increase Agreement with Royal Bank of Canada, Deutsche Bank AG, New York Branch, and U.S. Bank National Association, as the assuming lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “Commitment Increase Agreement”), pursuant to which, through the accordion feature in the Senior Secured Credit Agreement, by and between the Company, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the "Credit Agreement" and the facility thereunder, the “Revolving Credit Facility”), the aggregate commitments under the Revolving Credit Facility increased from $450.0 million to $595.0 million. The accordion feature in the Revolving Credit Facility allows the Company, under certain circumstances, to increase the total size of the facility to a maximum of $675.0 million.

The other material terms of the Revolving Credit Facility remain unchanged. Borrowings under the Revolving Credit Facility bear interest at a per annum rate equal to the SOFR in effect, plus an applicable margin of 1.75% per annum if the Borrowing Base (as defined in the Credit Agreement) is greater than or equal to 1.6x the Combined Debt Amount (as defined in the Credit Agreement), or SOFR plus an applicable margin of 1.875% per annum if the Borrowing Base is less than 1.6x the Combined Debt Amount. There is an additional 0.1% credit spread adjustment regardless of the Combined Debt Amount. The Company will also pay a commitment fee of 0.375% per annum on the daily unused amount of the financing commitments until the fourth anniversary of the Revolving Credit Facility. Proceeds from borrowings under the Revolving Credit Facility may be used to fund portfolio investments by the Company. The period during which the Company may make borrowings under the Revolving Credit Facility expires on December 20, 2028, and the Revolving Credit Facility is scheduled to mature on November 19, 2029.

The foregoing description is only a summary of the material provisions of the Commitment Increase Agreement and is qualified in its entirety by reference to a copy of the Commitment Increase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1

Commitment Increase Agreement by and among MSD Investment Corp., as borrower, Royal Bank of Canada, Deutsche Bank AG, New York Branch, and U.S. Bank National Association, as the assuming lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: September 4, 2025	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer